Exhibit 99.1

NoteholdersReport Crusade Global Trust No.2 of 2004 Coupon Period Ending 19 August 2005

	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments	Principal Payments	Charge Offs
Class A1 Notes (in USD)	508,682,152.31	84.780359%	3.4000%	4,657,504.80	27,347,781.97	0.00
Class A2 Notes (in EUR)	339,121,434.88	84.780359%	2.2660%	2,069,393.20	18,231,854.65	0.00
Class A3 Notes (in AUD)	508,682,152.31	84.780359%	5.9067%	7,980,478.20	27,347,781.97	0.00
Class B Notes (in AUD)	27,400,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00
Class C Notes (in AUD)	11,100,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00

Pool Summary	31-Jul-05 AUD

Outstanding Balance - Variable Rate Housing Loans	1,505,757,557
Outstanding Balance - Fixed Rate Loans	350,760,455
Total Outstanding Balance	1,856,518,011
Number of Loans	10,263
Weighted Average Current LVR	62.43%
Average Loan Size	180,894
Weighted Average Seasoning	27 mths
Weighted Average Term to Maturity	297 mths

Principal Collections	AUD

Scheduled Principal Payments	10,169,706.33
Unscheduled Principal Payments	95,618,034.14
Redraws	7,783,637.09

Principal Collections	98,004,103.38

Total Available Principal	AUD

Principal Collections	98,004,103.38
Principal Charge Offs	0.00
Principal Draws	0.00
Payback of Principal Draws	737,466.49
Total Available Principal	98,741,569.87

Principal Distributed	98,741,569.87
Principal Retained	0.00

Outstanding Balance of Principal Draws	1,024,254.06

Total Available Funds	AUD

Available Income	33,223,987.66
Payback of Principal Draw	(737,466.49)
Liquidity Draw	0.00

Total Available Funds	32,486,521.17

Redraw & Liquidity Facilities	AUD

Redraw Shortfall	0.00
Redraw Carryover Charge Offs	0.00

CPR

	May-05	Jun-05	Jul-05
1 mth CPR	14.55%	18.47%	16.17%

Arrears

% of pool (by balance)
31 - 59 days	0.41%
60 - 89 days	0.09%
90+ days	0.20%
Defaults	Nil
Losses	Nil

*Also included in the 90+ days category